Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Onconova Therapeutics, Inc. (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven Fruchtman, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN FRUCHTMAN, M.D.
Steven Fruchtman, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 30, 2023

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.